HUANTONG TELECOM SINGAPORE COMPANY
PTE LTD

Subsidiary of Guanzhou Global Telcom company Limited. NASDAQ (U5): GZGT,

913, Toa Payoh Loronq 1, #01-04 Oleander Tower, Singapore 319772
Tel + 852 27256759 Fax: + 852 27206394 http//www.guangzhouglobaltelecom.corn

Share Transfer Agreement between

TCAM Technology Pte Ltd
And
Huantong Telecom Singapore Company Pte Ltd

Transferor: Tan Shuang Maan          (Shareholder of TCAM Technology Pte Ltd)

Transferor: Tan Yong Tat, Royston  (Shareholder of TCAM Technology Pte Ltd)

Transferor: Tan Yong Chuan             (Shareholder of TCAM Technology Pte Ltd)

Transferee: Huantong Telecom Singapore Company Pte Ltd ("Huantong")

Whereas, this share transfer agreement (hereinafter referred to "Agreement") is contracted by the above parties. The transferor above is willing to transfer shares of TCAM Technology Pte Ltd (hereinafter referred to 'TCAM*) to the transferee according to the terms and conditions of this Agreement, and the transferee agrees to be transferred of the target share.

NOW, THEREFORE. the parties agree as follows:

1.  Huantong agrees to be transferred of 30% of the total authorized shares of common stock of TCAM Technology Pte Ltd.

2.  Terms and conditions

2.1    The paid up by Huantong to acquire the 30% shall comprises, both cash of S$200,000 and 3 5 million shares of Guangzhou Global Telecom Inc. (OTC Bullion Board: GZGT). The s$200.000 cash will be paid into TCAM as investment for TCAM's business operation. The 3.5 million shares of GZGT will be paid to existing TCAM shareholders and relevant party (refer to appendix 4). The paid up shall be completed within 15 days upon official agreement signed.

HUANTONG TELECOM SINGAPORE COMPANY
PTE LTD

Subsidiary of Guanzhou Global Telcom company Limited. NASDAQ (U5): GZGT,

913, Toa Payoh Loronq 1, #01-04 Oleander Tower, Singapore 319772
Tel + 852 27256759 Fax: + 852 27206394 http//www.guangzhouglobaltelecom.corn

2.2    Cost of account auditing. legal charges, handling fee, etc. shall be borne by respective parties if required to do.

2.3   TCAM shareholders shall be able to sell the 50% of the GZGT shares freely in the US market after 6-months of holding period, upon achieving the net profit of S$0.2 million for the second half of FY2008 (from 01Jan08 to 30Jun08). The remaining 50% of GZGT shares shall be able to sell freely after one years of holding period. At all situations, TCAM shareholders shall not have any restrictions in selling the GZGT shares after one year of holding period.

2.4    TCAM management team shall remain the right to manage and maintain all current business transaction and activities.

3.  Representations and Warrants

3.1   TCAM shareholders shall be able to sell the 50% of the GZGT shares freely in the US market after 6-months of holding period, upon achieving the net profit of S$0.2 million for the second half of FY2008 (from 01Jan08 to 30Jun08). At all situations, TCAM shareholders shall not have any restrictions in selling the GZGT shares after one year of holding period.

3.2    TCAM Technology Pte Ltd must be clear of all outstanding loans or liabilities to all parties inclusive of banks before acquisition can be completed.

3.3    TCAM shall allocate 2 director seats to Huantong representatives. Huantong has appointed Mr. Kelvin Loh and Mr. Glenn Yang in TCAM board of directors. Mr. Glenn Yang is also appointed as the financial controller for TCAM. Directors designated by Huantong shall not be dismissed by the board of directors of TCAM, unless they made material mistakes. In addition, Huantong shall be entitled to change the designation of his appointed directors.

3.4     The transferors guarantee that the transfer of the shares of TCAM has been approved by the board of shareholders and directors. (The relating resolutions are attached with this Agreement)

HUANTONG TELECOM SINGAPORE COMPANY
PTE LTD

Subsidiary of Guanzhou Global Telcom company Limited. NASDAQ (U5): GZGT,

913, Toa Payoh Loronq 1, #01-04 Oleander Tower, Singapore 319772
Tel + 852 27256759 Fax: + 852 27206394 http//www.guangzhouglobaltelecom.corn

3.5    The transferors assure the truthful of the financial data and the operating result provided.

3.6    TCAM management team shall be in full co-operation with Huantongmanagement to meet the projected revenue.

3.7    The action of payment done by transferee to any one of the transferors is treated as valid implement.

3.8    Both parties of the agreement should keep confidential of involved business secrets. These obligations of confidentiality in commercial secrets should be carried out till it is legitimated public disclosure.

4.  Liability of breach

4.1    Both sides agreed that if one party breaches any terms or conditions of the agreement, and make another party suffered any loss, it should compensate the loss of another party.

4.2    Transferee shall bear the responsibility of any delay of executing it's liability to place the investment and shares according the agreement.

5.  Applicable law

The setup. effective and explanation of the agreement are all applied to the law of PRC.

6.  Resolve of dispute

All disputes with the agreement should be submitted to the Guangzhou Arbitration Commission and in accordance with the effective arbitration rules to arbitrate. Arbitration ruling is final and binding on both parties.

7.  The agreement is written in Chinese and English. and is subject to the Chinese version.

8.  This agreement is in 6  copies, the transferor and the transferee holds three copies respectively.

HUANTONG TELECOM SINGAPORE COMPANY
PTE LTD

Subsidiary of Guanzhou Global Telcom company Limited. NASDAQ (U5): GZGT,

913, Toa Payoh Loronq 1, #01-04 Oleander Tower, Singapore 319772
Tel + 852 27256759 Fax: + 852 27206394 http//www.guangzhouglobaltelecom.corn

Appendixes
Appendix 1:	The relating documents of resolutions which approved by the board of shareholders and directors to approve this transfer.

Appendix 2:	Financial documents of TCAM.

Appendix 3:	Identity information of transferor. ( Identity certificate documents or certificate of incorporation with signature and stamp).

Appendix 4:	Shares distribution

Transferor (1):	Tan Shuang Maan (Shareholder of TCAM Technology Pte Led)

signature:	/s/ Tan Shuang Maan

Date:	14 Feb, 2008

Transferor (2):	Tan Yong Tat (Shareholder of TCAM Technology Pte Led)

signature:	/s/ Tan Yong Tat

Date:	14 Feb, 2008

Transferor (3):	Tan Yong Chuan (Shareholder of TCAM Technology Pte Led)

Signature:	/s/ Tan Yong Chuan

Date:	14 Feb, 2008

HUANTONG TELECOM SINGAPORE COMPANY
PTE LTD

Subsidiary of Guanzhou Global Telcom company Limited. NASDAQ (U5): GZGT,

913, Toa Payoh Loronq 1, #01-04 Oleander Tower, Singapore 319772
Tel + 852 27256759 Fax: + 852 27206394 http//www.guangzhouglobaltelecom.corn

Date:

Transferee: Huantong Telecom Singapore Company Pte Ltd

Transferee: Loh Koon Kit
Authorized signature:  /s/Loh Koon Kit

date: 14 Feb, 2008

Transferee: Glenn Yang Wei
Authorized signature:  /s/Glenn Yang Wei

date: 14 Feb, 2008

APPENDIX 4 - Shares Distribution

NAME	NOS. OF SHARES (GZGT)
Tan Shuang Maan	2,025,000
Tan Yong Tat, Royston	525,000
Tan Yong Chuan	405,000
Cho Yiong _Tay	45,000
Li Jie Wen	180,000
Loh Koon Kit	100,000
Glenn Yang Wei	100,000
Tan Chin Hung	50,000
Chan Heng Chong	50,000
Lee Zixiang	20,000

Total Number of Shares: 3,500,000 (GZGT)